                                                                    Exhibit 4.19
                                                                     To Form F-3


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                             ASM INTERNATIONAL N.V.









                                  US$65,000,000
                          REGISTRATION RIGHTS AGREEMENT





                                  JULY 2, 2002









                         CANADIAN IMPERIAL HOLDINGS INC.
                                   AS INVESTOR



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

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

1.         Certain Definitions.....................................         1

2.         Registration Requirements...............................         2

3.         Registration Procedures.................................         3

4.         Suspensions of Effectiveness............................         4

5.         Indemnification.........................................         5

6.         Contribution............................................         7

7.         Survival................................................         8

8.         Transfer or Assignment of Rights........................         8

9.         Miscellaneous...........................................         8

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Rights Agreement"), entered into as of July 2, 2002, between CANADIAN IMPERIAL HOLDINGS INC., a Delaware corporation (the "Investor") and ASM INTERNATIONAL N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the "Company").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Equity Line Financing Agreement by and between the Company and the Investor (the "Agreement"), the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue to the Investor, and, subject to the terms and conditions thereof, the Investor shall purchase from the Company, from time to time as provided in the Agreement, shares of the Company's common stock, par value E.04 per share (the "Common Stock"), for a maximum aggregate purchase price equal to the Maximum Offering Amount as defined in the Agreement (the Common Stock to be purchased thereunder, the "Common Stock");

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's commitment to enter into the Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Common Stock as set forth in this Rights Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this Rights Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intended to be legally bound hereby, the Company and the Investor agree as follows:

         1. Certain Definitions. Capitalized terms used in this Rights Agreement and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement. The following terms shall have the following respective meanings:

         "Agreement Date" shall mean the date as of which the Agreement was duly executed by the parties thereto.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Investor" shall include the Investor and any permitted assignee or transferee of the rights under the Agreement to whom the registration rights conferred by this Rights Agreement have been transferred in compliance with
Section 9 of this Rights Agreement.

         "Principal Market" has the meaning set forth in Section 1.1 of the Agreement.

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing an appropriate registration statement in compliance with the Securities

Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         2. Registration Requirements. The Company shall use its reasonable best efforts to effect the registration of the Common Stock (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Common Stock in the manner (including manner of sale) and in all states reasonably requested by the Investor for purposes of maximizing the proceeds realizable by the Investor from such sale or distribution. Such reasonable best efforts by the Company shall include without limitation the following:

                  (a) Subject to the terms and conditions of this Rights Agreement, the Company shall promptly file with the Commission an appropriate registration statement on Form F-3 (or any successor or other appropriate form) under the Securities Act for the registration of the Common Stock (the `Registration Statement'). Furthermore, at the time of filing of the Registration Statement, the Company shall file (A) such blue sky filings as shall have been requested by the Investor; and (B) any required filings with the National Association of Securities Dealers, Inc. or exchange or market where the Common Stock is traded. The Company shall use its best efforts to have all filings declared effective as promptly as practicable.

                  (b) [Reserved.]

                  (c) The Company shall enter into such customary agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Common Stock.

         3. Registration Procedures. The Company will keep the Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its reasonable best efforts to:

                  (a) Keep such registration effective for the period ending twelve months, as extended pursuant to Section 4 hereof, following the Agreement Date.

                  (b) Furnish such number of prospectuses and amendments and supplements thereto, and other documents incident thereto as the Investor from time to time may reasonably request;

                  (c) Prepare and file with the Commission such amendments and post- effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such prospectus;

                  (d) Notify the Investor and its counsel (as designated in writing by the Investor) promptly, and confirm such notice (a "Notice") in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event as a result of which the prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

                  (e) Upon the occurrence of any event contemplated by Section 3(d)(ii)-(vi) (unless a Blocking Notice shall be in effect) and immediately upon the expiration of any Blocking Notice (as defined in Section 4), prepare, if the occurrence of such event or period requires such preparation, a supplement or post-effective amendment to the Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Common Stock being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading;

                  (f) Obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Common Stock for sale in any jurisdiction, at the earliest possible moment;

                  (g) Cause all Common Stock subject to the Registration Statement at all times to be registered or qualified for offer and sale under the securities or blue sky laws of such jurisdictions as any Investor reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such U.S. jurisdictions of the Common Stock covered by the Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject; and

                  (h) Cause all Common Stock included in such Registration Statement to be listed, by the date of first sale of Common Stock pursuant to such Registration Statement, on the Principal Market.

         4. Suspensions of Effectiveness. The Company may suspend dispositions under the Registration Statement and notify the Investor that it may not sell the Common Stock pursuant to any Registration Statement or prospectus (a "Blocking Notice") if the Company's management determines in its good faith judgment that the Company's obligation to ensure that such Registration Statement and prospectus are current and complete would require the Company to take actions that might reasonably be expected to have a materially adverse effect on the Company and its shareholders; provided that such suspension pursuant to a Blocking Notice or Prospectus Inadequacy Notice (as defined below) or as a result of the circumstances described in Section 3(d)(ii)-(vi) may not exceed ninety (90) days (whether or not consecutive) in any twelve (12) month period. The Investor agrees by acquisition of the Common Stock that, upon receipt of a Blocking Notice or "Prospectus Inadequacy Notice" from the Company of the existence of any fact of the kind described in the following sentence, the Investor shall not dispose of, sell or offer for sale the Common Stock pursuant to the Registration Statement until such Investor receives (i) copies of the supplemented or amended prospectus, or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing (the "Advice") from the Company that the use of the prospectus may be resumed and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Pursuant to the immediately preceding sentence, the Company may provide such Prospectus Inadequacy Notice to the Investor upon the determination by the Company of the existence of any fact or the happening or any event that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect. If so directed by the Company in connection with any such notice, each Investor will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Investor's possession, of the prospectus covering such Common Stock that was current immediately prior to the time of receipt of such notice. Delivery of a Blocking Notice or Prospectus Inadequacy Notice and the related suspension of any Registration Statement shall not constitute a default under this Rights Agreement. However, if the Investor's ability to sell under the Registration Statement is suspended for more than the ninety (90) day period described above, the Investor may elect, in its sole and absolute discretion, to terminate the Agreement pursuant to Section 9.4(a)(i) of the Agreement.

         5. Indemnification.

                  (a) Company Indemnity. The Company will indemnify the Investor, each of its officers, directors and partners, and each person controlling the Investor, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Rights Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any related registration statement, notification or the like or any amendment thereto) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor, each of its officers, directors and partners, and each person controlling the Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) that is made in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein. In addition to any other information furnished in writing to the Company by the Investor, the information in the Registration Statement concerning the Investor or any of its Affiliates under the caption "Plan of Distribution" (or any similarly captioned Section containing information required pursuant to Item 508 of Regulation S-K) shall be deemed information furnished in writing to the Company by the Investor to the extent it conforms to information actually supplied in writing by the Investor. The indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

                  (b) Investor Indemnity. The Investor will indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by the Registration Statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act and the rules and regulations thereunder, and each of their officers, directors and partners, and each person controlling such other Investor (if any), and each of their officers, directors, and partners, and each person controlling such other Investor against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement (or any amendment thereto) or prospectus or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and its directors, officers and partners, or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein, and provided that the Investor shall not be liable under this indemnity for an amount in excess of the proceeds received by the Investor from the sale of the Common Stock pursuant to such Registration Statement; provided, however, that nothing contained herein shall limit the Investor's obligation to provide indemnification pursuant to Section 10.4 of the Agreement. In addition to any other information furnished in writing to the Company by the Investor, the information in the Registration Statement concerning the Investor under the caption "Plan of Distribution" (or any similarly captioned Section containing information required pursuant to Item 508 of Regulation S-K) shall be deemed information furnished in writing to the Company by the Investor to the extent it conforms to information actually supplied in writing by the Investor. The indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the written consent of the Investor (which consent shall not be unreasonably withheld).

                  (c) Procedure. Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. The Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Party, provided, however, that if separate firm(s) of attorneys are required due to a conflict of interest, then the indemnifying party shall be liable for the reasonable fees and expenses of one additional firm. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         6. Contribution. If the indemnification provided for in Section 5 hereof is unavailable to the Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Investor on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investor on the one hand or underwriters, as the case may be, on the other from the offering of the Common Stock, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Investor on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Investor on the other shall be deemed to be in the same proportion as the proceeds from the offering of Common Stock by the Company to the Investor pursuant to this Rights Agreement bear to the proceeds received by the Investor from the sale of Common Stock pursuant to the Registration Statement. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor.

         In no event shall the obligation of any Indemnifying Party to contribute under this Section 6 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 5(a) or Section 5(b) hereof had been available under the circumstances.

         The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, the Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the shares of Common Stock offered by the Investor and distributed to the public, or offered to the public, exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7. Survival. The indemnity and contribution agreements contained in
Section 5 and Section 6 shall remain operative and in full force and effect regardless of (i) any termination of the Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Securities.

         8. Transfer or Assignment of Rights. Neither this Rights Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, upon prior written notice to the Company, the Investor's rights and obligations under this Rights Agreement may be assigned, in whole or in part, to any Affiliate of the Investor (a "Permitted Transferee"), provided, however, that any such assignment shall not release the Investor from its obligations hereunder. The rights and obligations of the Investor under this Rights Agreement shall inure to the benefit of, and be enforceable by and against, any such Permitted Transferee.

         9. Miscellaneous.

                  (a) Entire Agreement. This Rights Agreement, together with the Agreement, contains the entire understanding and agreement of the parties relating to the registration of Registrable Securities, and may not be modified or terminated except by a written agreement signed by both parties.

                  (b) Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Rights Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: If to the Company, to:

             If to the Company, to:           ASM International N.V.
                                              Jan Van Eycklaan 10
                                              3723 Bilthoven
                                              The Netherlands
                                              Attn:  Rinse de Jong
                                              Tel:  (31) 30-229-8540
                                              Fax:  (31) 30-228-7469

             With a copy (which shall
             not constitute notice) to:       Quarles & Brady Streich Lang LLP
                                              One Renaissance Square
                                              Two N. Central Avenue
                                              Phoenix, AZ  85004
                                              Attn:  Steven P. Emerick
                                              Tel: (602) 229-5200
                                              Fax: (602) 229-5690

             If to the Investor, to:          Canadian Imperial Holdings Inc.
                                              c/o CIBC World Markets Corp.
                                              425 Lexington Ave.
                                              New York, NY  10017
                                              Attn: Paul Flynn or Jeff Haas
                                              Tel:  (212) 856-6506
                                              Fax:  (212) 856-4054

             With a copy (which shall
             not constitute notice) to:       Mayer, Brown & Platt
                                              1675 Broadway
                                              New York, NY  10019
                                              Attn:  David K. Duffee
                                              Tel:  (212) 506-2630
                                              Fax:  (212) 262-1910

         Subject to Section 2.3(b) of the Agreement, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile during normal business hours of the recipient. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

                  (c) Registration Expenses. The Company shall be responsible for the expenses to be incurred by the Company in connection with Investor's exercise of its registration rights under this Rights Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits that may be required in connection herewith.

                  (d) Gender of Terms. All terms used herein shall be deemed to include the feminine and the neuter, and the singular and the plural, as the context requires.

                  (e) GOVERNING LAW. THIS RIGHTS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                  (f) Jurisdiction. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Rights Agreement shall, at the option of either party, be litigated only in the United States District Court for the Southern District of New York located in New York County, New York, unless such District Court declines jurisdiction, in which case such actions or proceedings shall be litigated only in the state court located in New York County, New York. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it might now or hereafter have to the laying of venue of any proceeding in the United States District Court for the Southern District of New York or the courts of the State of New York in New York County, and any claim that any proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees that it shall at all times have an authorized agent in New York County, New York, upon whom process may be served in connection with any proceeding hereunder, and the Company has appointed a Corporate Service Company, CT Corporation System, which currently maintains an office at 80 State Street, Albany, NY, 12207, as its agent for such purposes. If for any reason such person shall cease to act as agent for the service of process, the Company shall promptly appoint another such agent, and shall forthwith notify the Investor of such appointment. The submission to jurisdiction reflected in this paragraph shall not (and shall not be construed so as to) limit the right of any person to commence proceedings in any court of competent jurisdiction, nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law. The parties hereto waive any right to a jury trial in connection with any litigation pursuant to this Rights Agreement.

                  (g) Waiver of Sovereign Immunity. The Company irrevocably waives, to the fullest extent permitted by law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in any court relating in any way to this Rights

Agreement and agrees that it will not raise or claim or cause to be pleaded any such immunity at or in respect of such action or proceeding.

                  (h) Titles. The titles used in this Rights Agreement are used for convenience only and are not to be considered in construing or interpreting this Rights Agreement.

                  (i) Counterparts. This Rights Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the date first above written.

ASM INTERNATIONAL N.V.                       CANADIAN IMPERIAL HOLDINGS INC.



By:    /s/ A.H. del Prado                    By:   /s/ Paul Flynn
     -------------------------------               ----------------------------
     Name:  A.H. del Prado                         Name:  Paul Flynn
     Title: Chief Executive Officer                Title: Managing Director